AllianceBernstein International Research Growth Fund, Inc.
Exhibit 77C

811-08527


77C - Matters submitted to a vote of security holders


A Special Meeting of Shareholders of AllianceBernstein International Research Growth Fund, Inc. ("AIRGF") was held on May 9, 2005. A description of each proposal and number of shares voted at the meeting are as follows:

                          Shares              Shares            Shares
                          Voted For           Voted Against     Abstained
Proposal 1
Amendment of the Fund's
investment objective.    4,412,444            127,209           379,782

Proposal 2(a)
Amendment of
fundamental policy
regarding issuing
senior securities
and borrowing money.     4,378,672            162,548           378,216

Proposal 2(b)
Elimination of
fundamental policy
on senior securities.    4,385,923            156,470           377,042

Proposal 2(c)
Amendment of
fundamental restriction
on investment in
commodities, commodity
contracts and future
contracts.               3,603,615            946,590           369,230

Proposal 2(d)
Elimination of
investment policy
to invest, under
normal circumstances,
85% of its total assets
in equity securities.    3,610,569            937,140           371,726

Proposal 2(e)
Amendment of
fundamental policy
on investment in real
estate and companies
that deal in real
estate.                  4,409,994            136,745           372,696

Proposal 2(f)
Elimination of
fundamental policy
prohibiting joint
and joint several
participation in
securities trading
accounts.                4,373,766            162,272           383,398

Proposal 2(g)
Elimination of
the fundamental
restriction regarding
short sales and
collateral.              3,587,086            955,122           377,227

Proposal 2(h)
Elimination of
fundamental restriction
on investing for the
purpose of exercising
control.                 4,383,790            161,408           374,237

Proposal 2(i)
Elimination of
fundamental restriction
on purchasing
securities on margin.    3,572,796            973,585           373,055

Proposal 2(j)
Elimination of
fundamental restriction
on pledging,
hypothecating,
mortgaging or
otherwise encumbering
fund assets, except to
secure permitted
borrowings.              3,581,818            960,510           377,107

Proposal 2(k)
Amendment of
fundamental investment
policy regarding
concentration.           3,633,120            932,748           353,567

Proposal 2(l)
Reclassification of
the Fund's investment
objective as
non-fundamental.         3,604,830            958,172           356,434